EXHIBIT (d)(2)(M)

TSA No Withdrawal Charge Riders

TSA NO WITHDRAWAL CHARGE RIDER

For policies with an initial premium of at least $25,000

benefits

This rider waives any withdrawal charges applicable under the Policy.

charge

A percentage of the Policy value will be deducted from the Policy value for the life of the Policy, and is referred to in the Policy Specifications as the Monthly Charge. The Monthly Charge will be deducted on the same date in each succeeding month as the Policy date. This date is referred to in the Policy Specifications as the monthly activity date. Whenever the monthly activity date falls on a day other than a Business Day, the Monthly Charge will be deducted on the next Business Day.

effective date

This rider will become effective on the date shown below. It may not be cancelled after issue and will terminate when the policy terminates.

Effective Date of Rider:

Policy Date

AMERITAS LIFE INSURANCE CORP.

/s/	Jan M. Connolly	/s/	JoAnn M. Martin
	Secretary		President

WCP 4903

TSA No Withdrawal Charge Rider

WCP 4903

Monthly Charge .0208%* of the policy value

* Equivalent to an annual rate of .25% of the policy value, deducted at issue on each monthly activity date. The annual rate will not exceed .45%.

TSA NO WITHDRAWAL CHARGE RIDER

For policies with an initial premium of less than $25,000

benefits

This rider waives any withdrawal charges applicable under the Policy.

charge

A percentage of the Policy value will be deducted from the Policy value for the life of the Policy, and is referred to in the Policy Specifications as the Monthly Charge. The Monthly Charge will be deducted on the same date in each succeeding month as the Policy date. This date is referred to in the Policy Specifications as the monthly activity date. Whenever the monthly activity date falls on a day other than a Business Day, the Monthly Charge will be deducted on the next Business Day.

effective date

This rider will become effective on the date shown below. It may not be cancelled after issue and will terminate when the policy terminates.

Effective Date of Rider:

Policy Date

AMERITAS LIFE INSURANCE CORP.

/s/	Jan M. Connolly	/s/	JoAnn M. Martin
	Secretary		President

WCP 4904

TSA No Withdrawal Charge Rider

WCP 4904

Monthly Charge .0250%* of the policy value

* Equivalent to an annual rate of .30% of the policy value, deducted at issue on each monthly activity date. The annual rate will not exceed .55%.

At such time as the policy value is equal to or greater than $50,000 on the policy anniversary, the monthly charge for this rider is reduced to the following amounts for the remaining life of the policy:

Monthly Charge .0208%** of the policy value

** Equivalent to an annual rate of .25% of the policy value, deducted at issue on each monthly activity date. The annual rate will not exceed .45%.